Camber Energy, Inc. 8-K

Exhibit 10.6

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT, dated as of February 3, 2020 (this “Agreement”), is among Viking Energy Group, Inc., a Nevada corporation (“Viking”), and Camber Energy, Inc., a Nevada corporation (the “Camber”) and is agreed and consented to by the Subsidiaries named in Recital A and signatory hereto.

W I T N E S S E T H:

RECITALS

A.

Viking and Camber are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated effective as of February 3, 2020, relating to the proposed merger of Viking and Camber (the “Merger”).

B.

Pursuant to the Merger Agreement, in exchange for, inter alia, Camber advancing, on the date hereof, USD$5,000,000 (the “Investment Amount”) to Viking in connection with the acquisition of oil and gas assets in Texas and Louisiana by Elysium Energy, LLC (the “Acquisition”), Viking has agreed to execute and deliver to Camber this Agreement and to grant Camber a security interest in the membership, common stock and/or ownership interests (such membership and/or ownership interests owned by the Company collectively the “Subsidiary Membership Interests”) of all of Viking’s existing and future, directly owned or majority owned subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”), including, without limitation, the following subsidiaries: Mid-Con Petroleum, Inc., Mid-Con Drilling, LLC, Mid-Con Development, LLC, Petrodome Energy, LLC, Ichor Energy Holdings, LLC and Elysium Energy Holdings, LLC.

C.

This Agreement is subject to the terms and conditions of the Merger Agreement, and shall be terminated upon completion of the Merger or upon repayment or satisfaction of the Investment Amount plus interest in accordance with the terms of the Acquisition Note (as defined in the Merger Agreement).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.              Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means the collateral in which Camber are granted a security interest by this Agreement and which shall include the following personal property of Viking, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)	Viking’s ownership and/or membership interest in the Subsidiaries.

Without limiting the generality of the foregoing, the “Collateral” shall include all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to:

(i)         all other or additional interests, shares, or other securities paid or distributed by way of dividend or otherwise in respect of any of the Pledged Securities;

(ii)        all other or additional interests, shares, or other securities paid or distributed in respect of any of the Pledged Securities by way of stock-split, reclassification, combination of shares or similar rearrangement; and

(iii)       all other or additional shares, interests, or other securities which may be paid in respect of any of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization provided such consolidation.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)           “Intellectual Property” [intentionally deleted].

(c)           “Majority in Interest” [intentionally deleted].

(d)           “Necessary Endorsements” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as Camber (as that term is defined below) may reasonably request.

(e)           “Organizational Documents” means, the documents by which Viking was organized (such as a articles of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such entity (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(f)           “Permitted Liens” means the following:

(i)       Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii)      carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing Secured Obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii)     pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)     deposits to secure the performance of bids, trade contracts, leases, statutory Secured Obligations, surety and appeal bonds, performance bonds and other Secured Obligations of a like nature, in each case in the ordinary course of business;

(v)      Liens under this Agreement;

(vi)     “Permitted Liens” as such term defined in the Securities Purchase Agreement in connection with the Acquisition Note;

(vi)     any other liens in favor of Camber;

(vii)    pledges made and/or security interests granted against or in respect of any of the Subsidiary Membership Interests by Viking: (a) prior to the date hereof; and/or (b) in connection with the Acquisition.

(g)           “Pledged Securities” means all of the Subsidiary Membership Interests.

(h)

      “Secured Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of Viking to Camber, including, without limitation, all obligations under this Agreement, the Merger Agreement, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of Camber as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Secured Obligations” shall include, without limitation: (i) principal of, and interest on the Acquisition Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of Viking from time to time under or in connection with this Agreement, the Acquisition Note, the Merger Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the Secured Obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Viking.

(j)            “UCC” means the Uniform Commercial Code of the State of Nevada and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.              Grant of Security Interest in Collateral. As an inducement for Camber to extend the loan as evidenced by the Acquisition Note, execute the Merger Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Secured Obligations, Viking hereby unconditionally and irrevocably pledges, grants and hypothecates to Camber a perfected, security interest in and to, and a lien upon and a right of set-off against all of its respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).  The Security Interest shall be a second priority security interest in and to, and a lien upon and a right of set-off against all of Viking’s right, title and interest of whatsoever kind and nature in and to, the Collateral.

3.               Perfection Certain Collateral. The Security Interests can be perfected by the filing of UCC-1 Financing Statement(s) in the State of Nevada.  The parties acknowledge and agree that (a) there are no membership interest or stock certificates or instruments representing the Collateral, (b) Viking has no plan to, and has not agreed to, issue certificates representing the Pledged Securities after the date hereof, (c) Viking will not be delivering any certificates or other instruments representing the Pledged Securities to Camber prior to or contemporaneous with the execution of this Agreement.  Viking is, contemporaneously with the execution hereof, delivering to Camber, or has previously delivered to Camber, a true and correct copy of each of the Organizational Documents governing the issuer of any of the Pledged Securities. The parties acknowledge that it is the intention of the parties to provide Camber control over the Pledged Securities as described and defined in the UCC and that Viking will, without any required consent or approval of any party, including Viking, comply with any instructions of Camber relating to the Pledged Securities, pursuant to the terms of this Agreement.

4.              Representations, Warranties, Covenants and Agreements of Viking. Viking represents and warrants to, and covenants and agrees with, Camber as follows:

(a)             Viking has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its Secured Obligations hereunder. The execution, delivery and performance by Viking of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of Viking and no further action is required by Viking.  This Agreement has been duly executed by Viking.  This Agreement constitutes the legal, valid and binding obligation of Viking, enforceable against Viking in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

 (b)            Viking has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth in set forth on Schedule 4(b).  Except as disclosed in the Securities Purchase Agreement or SEC Reports, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)            Viking is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, except for Permitted Liens, and is fully authorized to grant the Security Interests.  Except with respect to Permitted Liens or set forth on Schedule 4(c), there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of Camber pursuant to this Agreement) covering or affecting any of the Collateral.   As long as this Agreement shall be in effect, Viking shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of Camber pursuant to the terms of this Agreement) purporting to grant a security interest in the Collateral except as to Permitted Liens.

(d)             No written claim has been received that any Collateral or Viking’s use of any Collateral violates the rights of any third party. There has been no adverse decision to Viking’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to Viking’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of Viking, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)            Viking shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the location designated by Camber, and may not relocate such books of account and records or tangible Collateral unless it delivers to Camber at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of Camber a valid, perfected and continuing perfected lien in the Collateral, subject to the priority requirements set forth in Section 2 of this Agreement.

(f)              This Agreement creates, except as set forth in Section 2 herein, in favor of Camber a valid second priority security interest in the Collateral securing the payment and performance of the Secured Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected.  Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, no action is necessary to create, perfect or protect the security interests created hereunder.  Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of Camber and Camber hereunder.

(g)             Viking hereby authorizes Camber to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)             The execution, delivery and performance of this Agreement by Viking does not (i) violate any of the provisions of any Organizational Documents of Viking or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to Viking or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Viking’s debt or otherwise) or other understanding to which Viking is a party or by which any property or asset of Viking is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of Viking) necessary for Viking to enter into and perform its Secured Obligations hereunder have been obtained.

(i)              All of the Pledged Securities are validly issued, fully paid and non-assessable, and Viking is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.

(j)              Viking shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, second priority (except as set forth in Section 2 of this Agreement) liens and security interests in the Collateral in favor of Camber until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 15 hereof.  Viking hereby agrees to defend the same against the claims of any and all persons and entities. Viking shall safeguard and protect all Collateral for the account of Camber.  At the request of Camber, but subject to rights under Permitted Liens, Viking will sign and deliver to Camber on behalf of Camber at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to Camber and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by Camber to be, necessary or desirable to effect the rights and Secured Obligations provided for herein. Without limiting the generality of the foregoing, Viking shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and Viking shall obtain and furnish to Camber from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(k)             Viking shall not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral.

(l)              Viking shall, and shall cause each Subsidiary to, keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(m)            Viking shall maintain, if reasonably practicable, with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof.

(n)             Viking shall, within five (5) days of obtaining knowledge thereof, advise Camber promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on Camber’ security interest therein.

 (o)             Viking shall promptly execute and deliver to Camber such further deeds, mortgages, confessions of judgment, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as Camber may from time to time request and may in their sole discretion deem necessary to perfect, protect or enforce Camber’ security interest in the Collateral.

(p)             Upon reasonable prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), Viking shall permit Camber and their representatives to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by Camber from time to time.

(q)            Viking shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(r)              Viking shall promptly notify Camber in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by Viking that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of Camber hereunder.

(s)             All information heretofore, herein or hereafter supplied to Camber by or on behalf of Viking with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(t)              Viking shall, and cause each Subsidiary to, at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(u)             Viking will not change its type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to Camber of such change and, at the time of such written notification, Viking provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(v)           Except in the ordinary course of business, Viking may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of Camber which shall not be unreasonably withheld.

(w)            Viking may not relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Camber and so long as, at the time of such written notification, Viking provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(x)              Viking is organized under the laws of the State of Nevada.

(y)             The actual name of Viking is Viking Energy Group, Inc. (formerly Viking Investments Group, Inc.); Viking has no trade names other than the names of its subsidiaries; Viking has not used any name other than that stated in the preamble hereto or Viking Investments Group, Inc. for the preceding four (4) years; and no entity has merged into Viking (except for a “short-form” merger in Nevada to facilitate the change of the name of the Company on or about March 21, 2017) or been acquired by Viking within the past four (4) years except as disclosed in the SEC Reports.

(z)          At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by Camber to perfect the security interest created hereby, Viking shall deliver such Collateral to Camber, in each case, together with all Necessary Endorsements.

(aa)         Viking  hereby agrees to comply with any and all orders and instructions of Camber regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of Viking as contemplated by Section 8-106(c) (or any successor section) of the UCC.  Further, Viking agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(bb)          Viking shall cause all tangible chattel paper constituting Collateral to be delivered to Camber, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic chattel paper, Viking shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor Section thereto).

(cc)          Viking shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Acquisition Note.

(dd)          Viking shall register the pledge of the applicable Pledged Securities on the books of Viking.  Viking shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of Camber on the books of such issuer.  Further, except with respect to certificated securities delivered to Camber, Viking shall within five days of its entry into this Agreement, deliver to Camber an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (i) it has registered the pledge on its books and records; and (ii) at any time directed by Camber during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Camber, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Camber regarding such Pledged Securities without the further consent of Viking.

(ee)            In the event that, upon an occurrence of an Event of Default, Camber shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, Viking shall, to the extent applicable: (i) deliver to Camber or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of each Subsidiary (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of each Subsidiary, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Camber and allow the Transferee or Camber to continue the business of Viking and their direct and indirect subsidiaries.

(ff)       Viking will from time to time, at the expense of Viking, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as Camber may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Camber to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(gg)            Viking shall cause each Subsidiary not to issue any additional membership interests or capital stock of the Subsidiary to any Person (as defined in the Securities Purchase Agreement).

5.        Representations, Warranties, Covenants and Agreements of the Subsidiaries.   Viking and the Subsidiaries each hereby acknowledges and consents to the transactions contemplated by this Agreement including (i) the pledge and assignment of the Pledged Securities and other Collateral to Camber, and (ii) upon occurrence and continuation of an Event of Default and the issuance of prior notice from Camber to Viking that an Event of Default has occurred and is continuing, the exercise by Camber of any of their rights or remedies in respect of the Collateral. Each of the Subsidiaries hereby represents and warrants as of the date hereof, and, as applicable, covenants that, at all times during the term of this Agreement that:

(a)        it is a limited liability company, organized and validly existing under the laws of its respective formation, and it has the requisite power and authority to agree and consent to this Agreement;

(b)        (i) it has duly authorized, executed and delivered this Agreement with respect to the representations, warranties and covenants contained in this Section 5 (the “Section 5 Provisions”), and (ii) the Section 5 Provisions constitute direct obligations against each Transaction Subsidiary, are legal, valid and binding upon it and enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c)        the execution, delivery and performance by each Subsidiary of the Section 5 Provisions is not in violation of (i) its operating agreement (as such term is used under Chapter 86 of the Nevada Revised Statutes) or other organizational documents, as applicable,  (ii) any indenture, mortgage, deed of trust or other instrument or agreement to which each Subsidiary is a party or by which it is bound or to which any of its property or assets may be subject, or (iii) any law, rule, regulation or order to which each Subsidiary is bound or to which any of its property or assets may be subject;

(d)       none of the execution and delivery by each Subsidiary of the Section 5 Provisions, the consummation by it of any of the transactions contemplated thereby or the admissibility in evidence in proceedings of such Section 5 Provisions in Nevada or any other relevant jurisdiction requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action in respect of, any governmental entity, or that any tax be paid in respect thereof;

(e)        no Liens on the Collateral exist, except pursuant to this Agreement;

(f)        Except with respect to the Permitted Liens, Viking and each Subsidiary have not previously made any sale, assignment, pledge, mortgage, hypothecation or transfer of the Collateral;

(g)        the Pledged Securities have been duly authorized and are validly issued and are fully paid and each Subsidiary’s members and/or shareholders have no further obligations to pay in additional capital contributions;

(h)        the membership interests and/or stock of Viking constituting the Pledged Securities constitutes all of the issued and outstanding membership interests and/or stock in the Subsidiaries, except with respect to Elysium Energy Holdings, LLC whereby Viking owns 75% of the issued and outstanding membership interests and/or stock as at the date hereof;

(i)         subject to the applicable securities laws and to the Subsidiaries’ respective operating agreement (as such term is used under Chapter 86 of the Nevada Revised Statutes) or other organizational documents, as applicable, the Collateral is and will be freely transferable and assignable, and no portion of the Collateral is subject to any contractual provision which might prohibit, impair or otherwise affect the validity or enforceability of the pledge hereunder, the sale or disposition of the Collateral pursuant hereto or the exercise by Camber of their rights and remedies hereunder; and

(j)         no certificates or other documents or instruments evidencing the Pledged Securities have been issued by the Company prior to the date hereof.

6.         Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Viking that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Camber’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which Viking is subject or to which Viking is party.

7.             Defaults. The following events shall be “Events of Default”:

(a)             The occurrence of an Event of Default (as defined in the Acquisition Note or Merger Agreement (the “Transaction Documents”) under the Acquisition Note or any other Transaction Document;

(b)            Any representation or warranty of Viking in this Agreement shall prove to have been incorrect in any material respect when made;

(c)            The failure by Viking to observe or perform any of its Secured Obligations hereunder for fifteen (15) days after delivery to Viking of notice of such failure by or on behalf of Camber unless such default is capable of cure but cannot be cured within such time frame and Viking is using best efforts to cure same in a timely fashion; or

(d)            If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Viking, or a proceeding shall be commenced by Viking, or by any governmental authority having jurisdiction over Viking, seeking to establish the invalidity or unenforceability thereof, or Viking shall deny that Viking has any liability or obligation purported to be created under this Agreement.

8.              Duty to Hold in Trust.

(a)            Upon the occurrence of any Event of Default and at any time thereafter, Viking shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Acquisition Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for Camber and shall forthwith endorse and transfer any such sums or instruments, or both, to Camber, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Secured Obligations (and if any Notes are not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b)           If Viking shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of Viking or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), Viking agrees to (i) accept the same as the agent of Camber; (ii) hold the same in trust on behalf of and for the benefit of Camber; (iii) to deliver any and all certificates or instruments evidencing the same to Camber on or before the close of business on the fifth business day following the receipt thereof by Viking, in the exact form received together with the Necessary Endorsements, to be held by Camber subject to the terms of this Agreement as Collateral; and (iv) take all steps necessary to perfect Camber’ Security Interest in any such additional property.

9.              Rights and Remedies Upon Default.

(a)            Upon the occurrence of any Event of Default and at any time thereafter, Camber shall have the right to exercise all of the remedies conferred hereunder and under the Acquisition Note, and Camber shall have all the rights and remedies of a secured party under the UCC.  Without limitation, Camber, shall have the following rights and powers:

(i)             Camber shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral,

or any part thereof, is or may be placed and remove the same, and Viking shall assemble the Collateral and make it available to Camber at places which Camber shall reasonably select, whether at Viking’s premises or elsewhere, and make available to Camber, without rent, all of Viking’s respective premises and facilities for the purpose of Camber taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)            Upon notice to Viking by Camber, all rights of Viking to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of Viking to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, Camber shall have the right to receive, any interest, cash dividends or other payments on the Collateral and, exercise in such Camber’ discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, Camber shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if they were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at their sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or Viking or any of its direct or indirect subsidiaries.

(iii)           Camber shall have the right to operate the business of Viking using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as Camber may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to Viking or right of redemption of Viking, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, Camber may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of Viking, which are hereby waived and released.

(iv)          Camber shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to Camber and to enforce Viking’s rights against such account debtors and obligors.

(v)           Camber may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to Camber or their designee.

(b)           Camber shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Camber may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If Camber sell any of the Collateral on credit, Viking will only be credited with payments actually made by the purchaser.  In addition, Viking waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Camber’ rights and remedies hereunder, including, without limitation, their right following an Event of Default to take immediate possession of the Collateral and to exercise their rights and remedies with respect thereto.

10.              Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied (i) first, to the costs, expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, incurred by Camber, their representatives, or Camber (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral; (ii) second to the reasonable attorneys’ fees and expenses incurred by Camber, their representatives, and Camber in enforcing Camber’ rights hereunder and in connection with collecting, storing and disposing of the Collateral; and (iii) then to satisfaction of the Secured Obligations pro rata among Camber (based on then-outstanding principal and interest amounts of Notes at the time of any such determination), (with respect to the application of payment to the outstanding balance due on the Acquisition Note, proceeds shall first be applied to all outstanding interest then accrued on the Acquisition Note until all such interest has been paid, prior to applying any proceeds to the principal of any of the Acquisition Note) and to the payment of any other amounts required by applicable law, after which Camber shall pay to Viking any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Camber are legally entitled, Viking will remain liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by Camber to collect such deficiency.  To the extent permitted by applicable law, Viking waives all claims, damages and demands against Camber arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of Camber as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

11.           Securities Law Provision.  Viking recognizes that Camber may be limited in their ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  Viking agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Camber have no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws.  Viking shall cooperate with Camber in their attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Camber) applicable to the sale of the Pledged Securities by Camber.

12.            Costs and Expenses. Viking agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by Camber.  Viking shall also pay all other claims and charges which in the reasonable opinion of Camber are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security

Interests therein.  Viking will also, upon demand, pay to Camber the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which Camber, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to Camber the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which Camber may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of Camber under the Acquisition Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Acquisition Note and shall bear interest at the Default Rate.

13.            Responsibility for Collateral. Viking assumes all liabilities and responsibility in connection with all Collateral, and the Secured Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  Without limiting the generality of the foregoing and except as required by applicable law, (a) no Camber (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) Viking shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by Viking thereunder.   Camber shall have no obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by  Camber of any payment relating to any of the Collateral, nor shall Camber be obligated in any manner to perform any of the Secured Obligations of Viking under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Camber in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Camber or to which Camber may be entitled at any time or times.

14.           Security Interests Absolute. All rights of Camber and all Secured Obligations of Viking hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Acquisition Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any Transaction Subsidiary; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Acquisition Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any Guaranty, or any other security, for all or any of the Secured Obligations; (d) any action by Camber to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to Viking, or a discharge of all or any part of the Security Interests granted hereby.  Until the Secured Obligations shall have been paid and performed in full, the rights of Camber shall continue even if the Secured Obligations are barred for any reason, including, without limitation, the running of the statute of limitations.  Viking expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by Camber hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Camber, then, in any such event, Viking’s Secured Obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  Viking waives all right to require Camber to proceed against any other person or entity or to apply any Collateral which Camber may hold at any time, or to marshal assets, or to pursue any other remedy. Viking waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

15.            Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which the Merger is complete and/or all payments under the Acquisition Note have been indefeasibly paid in full and all other Secured Obligations have been paid or discharged; provided, however, that all indemnities of Viking contained in this Agreement (including, without limitation, Annex A hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

16.            Power of Attorney; Further Assurances.

 (a)           Viking authorizes Camber, and does hereby make, constitute and appoint Camber and its officers, agents, successors or assigns with full power of substitution, as Viking’s true and lawful attorney-in-fact, with power, in the name of Camber or Viking, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Camber; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) generally, at the option of Camber, and at the expense of Viking, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which Camber deem necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Acquisition Note all as fully and effectually as Viking might or could do; and Viking hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which Viking is subject or to which Viking is a party.

(b)           On a continuing basis, Viking will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the State of Nevada, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Camber, to perfect and maintain the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Camber the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)            Viking hereby irrevocably appoints Camber as Viking’s attorney-in-fact, with full authority in the place, and instead, of Viking and in the name of Viking, from time to time in Camber’ discretion, to take any action and to execute any instrument which Camber may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in their sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Viking where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by Camber.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.

17.            Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Securities Purchase Agreement (as such term is defined in the Acquisition Note).

18.            Other Security. To the extent that the Secured Obligations are now or hereafter secured by property other than the Collateral or by the Guaranty, endorsement or property of any other person, firm, corporation or other entity, then Camber shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Camber’ rights and remedies hereunder.

19.           Appointment of Collateral Agent.  Camber in their sole discretion may delegate certain of their rights hereunder to one or more Collateral Agent.

20.            Miscellaneous.

(a)            No course of dealing between Viking and Camber, nor any failure to exercise, nor any delay in exercising, on the part of Camber, any right, power or privilege hereunder or under the Acquisition Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)           All of the rights and remedies of Camber with respect to the Collateral, whether established hereby or by the Acquisition Note or by any other agreements, instruments or documents or by law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Camber of any one or more of the rights, powers or remedies provided for hereby or by the

Acquisition Note or by any other agreements, instruments or documents now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Camber of all such other rights, powers or remedies, and no failure or delay on the part of Camber to exercise any such right, power or remedy shall operate as a waiver thereof.

(c)           This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto.

(d)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)           No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)            This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Viking and the Subsidiaries may not assign this Agreement or any rights or Secured Obligations hereunder without the prior written consent of Camber (other than by merger).  Camber may assign any or all of its rights under this Agreement to any Person (as defined in the Securities Purchase Agreement) to whom such Camber assigns or transfers any Secured Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Secured Obligations, by the provisions of this Agreement that apply to the “Camber.”

(g)           Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)           Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, Viking agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Acquisition Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Las Vegas, Nevada.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, Viking hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)            Viking shall indemnify, reimburse and hold harmless Camber and its respective partners, members, shareholders, officers, directors, employees and agents (inclusive of any Collateral Agent appointed by Camber in accordance with the terms hereof) (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Acquisition Note, the Securities Purchase Agreement (as such term is defined in the Acquisition Note) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(k)            Nothing in this Agreement shall be construed to subject Camber to liability as a partner in Viking or any of its direct or indirect subsidiaries that is a partnership or as a member in Viking or any of its direct or indirect subsidiaries that is a limited liability company, no Camber shall be deemed to have assumed any Secured Obligations under any partnership agreement or limited liability company agreement, as applicable, of Viking or any of its direct or indirect subsidiaries or otherwise, unless and until any such Camber exercises its right to be substituted for Viking as a partner or member, as applicable, pursuant hereto.

(l)           To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of Viking or any direct or indirect subsidiary of Viking or compliance with any provisions of any of the Organizational Documents, Viking hereby represents that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTOR FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed on the day and year first above written.

VIKING ENERGY GROUP, INC.

By:	/s/ James A. Doris
Name: James A. Doris
Title: President & CEO

[SIGNATURE PAGE OF TRANSACTION SUBSIDIARIES FOLLOWS]

Acknowledged, agreed and consented to as set forth above.

ELYSIUM ENERGY HOLDINGS, LLC

By:	/s/ James Doris
Name: James Doris
Title: President

ICHOR ENERGY HOLDINGS, LLC

By:	/s/ James Doris
Name: James Doris
Title: President

PETRODOME ENERGY, LLC

By:	/s/ James Doris
Name: James Doris
Title: President

MID-CON DRILLING, LLC

By:	/s/ James Doris
Name: James Doris
Title: President

MID-CON PETROLEUM, LLC

By:	/s/ James Doris
Name: James Doris
Title: President

MID-CON DEVELOPMENT, LLC

By:	/s/ James Doris
Name: James Doris
Title: President

[SIGNATURE PAGE OF SECURED PARTY FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTY TO SECURITY AND PLEDGE AGREEMENT]

Secured Party:	Camber Energy, Inc.

Signature of Authorized Signatory of Camber:	/s/ Louis G. Schott

Name of Authorized Signatory:	Louis G. Schott

Title of Authorized Signatory:	Interim CEO

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